Exhibit 10.1

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT (the “Agreement”) is dated as of l, 2021

BETWEEN:

The Person executing this Agreement as the “Shareholder” (the “Shareholder”)

- and -

MOSYS, INC., a corporation existing under the laws of Delaware (“MoSys”)

RECITALS:

A.

in connection with an arrangement agreement dated the date hereof (the “Arrangement Agreement”), MoSys is proposing to indirectly acquire all of the issued and outstanding common shares (the “Peraso Common Shares”) of Peraso Technologies Inc. (the “Company”), subject to the terms and conditions set forth in the Arrangement Agreement;

B.	it is contemplated that the proposed transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario);
C.	the Shareholder is the beneficial owner, directly or indirectly, of the Subject Shares listed in Schedule “A” hereto;
D.

in order for the Shareholder to realize the benefits that will accrue to the Shareholder in connection with the consummation of the Arrangement, the Shareholder desires to enter into this Agreement to provide his or her support for completion of the Arrangement on the terms and conditions set forth herein;

E.	the Shareholder acknowledges that MoSys would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder; and
F.

this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals:

“Arrangement Agreement” means the arrangement agreement dated as of the date hereof between MoSys, the Company, l Ontario Inc. and l Ontario Inc., a copy of which has been provided to the Shareholder;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Notice” has the meaning ascribed thereto in Section 4.10;

“Parties” means the Shareholder and MoSys and “Party” means any one of them; and

“Subject Shares” means the Peraso Common Shares and other securities of the Company listed on Schedule “A” and any Peraso Common Shares acquired, directly or indirectly, by the Shareholder or any of its affiliates subsequent to the date hereof, and includes all securities which such Subject Shares may be converted into, exchanged for or otherwise changed into and any Peraso Common Shares in respect of which voting is or may become subsequent to the date hereof, directly or indirectly, controlled or directed, by the Shareholder or any of its affiliates.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Headings.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.4	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Eastern Standard Time) on the last day of the period, if the last day of the period is a business day, or at 4:30 p.m. (Eastern Standard Time) on the next business day if the last day of the period is not a business day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a business day, such action shall be required or permitted to be taken on the next succeeding day which is a business day.

1.5	Incorporation of Schedules

Schedule “A” attached hereto, for all purposes hereof, forms an integral part of this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to MoSys (and acknowledges that MoSys is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:

(a)	The Shareholder, if not a natural Person, is a corporation or other entity validly existing under the laws of its incorporating or organizational jurisdiction.
(b)

The Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

The Shareholder exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Shareholder will control or direct, all of the Subject Shares set forth opposite its name in Schedule “A”. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company or any of its affiliates.

(d)

The Shareholder is, and immediately prior to the time at which the Arrangement is consummated will be, the sole beneficial owner of the Subject Shares, with good and marketable title thereto, free and clear of all liens.

(e)

The Shareholder has, and immediately prior to the time at which the Arrangement is consummated, the Shareholder will continue to have, the sole right to sell and vote or direct the sale and voting of the Subject Shares set forth opposite its name in Schedule “A” hereto.

(f)

Except with respect to MoSys, no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares or any interest therein or right thereto.

(g)

No consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares in connection with the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations under this Agreement, other than those which are contemplated by the Arrangement Agreement.
(h)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder, any affiliate of the Shareholder, the beneficial or registered owner of any of the Subject Shares or any of their properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(i)

None of the Subject Shares is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company’s securityholders or give consents or approvals of any kind, except pursuant to this Agreement.

(j)

None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating document of the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares; (ii) any contract to which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is a party or by which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(k)

The Shareholder, any affiliate of the Shareholder and any beneficial owner of the Subject Shares has currently, and at all times between the date hereof and the Effective Time will have, filed all reports, if any, required under applicable Law in respect of the Subject Shares and have otherwise complied in all material respects with all applicable Laws in respect of the Subject Shares.

2.2	Representations and Warranties of MoSys

MoSys represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby) the matters set out below:

(a)

MoSys is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by MoSys and constitutes a legal, valid and binding agreement of MoSys, enforceable against MoSys in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(b)

None of the execution and delivery by MoSys of this Agreement or the compliance by MoSys with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of MoSys; (ii) any contract to which MoSys is a party or by which MoSys is bound, respectively; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(c)

No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by MoSys in connection with the execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation by MoSys of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(d)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against, or, to the knowledge of MoSys, threatened against or affecting MoSys or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on MoSys’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

Article 3
COVENANTS

3.1	Covenants of the Shareholder
(a)

The Shareholder hereby covenants with MoSys that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Shareholder will not, and the Shareholder will ensure that no beneficial owner of the Subject Shares will:

(i)

without having first obtained the prior written consent of MoSys, sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Shares or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than pursuant to the Arrangement or an Alternative Transaction;

(ii)

other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deliver any voting instruction form, deposit any Subject Shares into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Shares; or

(iii)	requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution.
(b)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all the Subject Shares listed opposite its name on Schedule “A” hereto:

(i)	at any meeting of any of the securityholders of the Company at which the Shareholder or any beneficial owner of Subject Shares is entitled to vote, including the Peraso Meeting; and
(ii)	in any action by written consent of the securityholders of the Company,

in favour of the approval, consent, ratification and adoption of the Peraso Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). In connection with the foregoing, subject to this Section 3.1(b), the Shareholder hereby agrees to deposit and to cause any beneficial owners of Subject Shares to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Shares as soon as practicable following the mailing of the Peraso Circular and in any event at least 5 calendar days prior to the Peraso Meeting and as far in advance as practicable of every adjournment or postponement thereof, voting all the Subject Shares in favour of the Peraso Arrangement Resolution and any resolutions approving, consenting to, ratifying or adopting the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). The Shareholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1. The Shareholder will provide copies of each such proxy or voting instruction form referred to above to MoSys at the address below concurrently with its delivery as provided for above.

(c)

The Shareholder hereby revokes and will take all steps necessary to effect the revocation of any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the matters set forth in this Agreement and the Shareholder agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement.

(d)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) the Subject Shares against any proposed action by the Company, any Shareholder, any of the Company’s subsidiaries or any other Person: (i) in respect of any Peraso Acquisition Proposal or Peraso Superior Proposal or other merger, take-over bid, amalgamation, plan of arrangement, business combination, reorganization, recapitalization, dissolution, liquidation, winding up or similar transaction involving the Company or any subsidiary of the Company, other than the Arrangement; (ii) which would reasonably be regarded as being directed towards or likely to prevent, delay or reduce the likelihood of the successful completion of the Arrangement, including without limitation any amendment to the articles or by-laws of the Company or any of its subsidiaries or their respective corporate structures or capitalization; or (iii) any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Arrangement Agreement if such breach requires securityholder approval.
(e)

The Shareholder hereby covenants, undertakes and agrees, in the event that any transaction other than the Arrangement is presented for approval of, or acceptance by, the Shareholders, whether or not it may be recommended by the Peraso Board, not to directly or indirectly, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any of the Subject Shares, and, in the event the Peraso Board makes a Peraso Change in Recommendation, the Shareholder will, if, when and in the manner requested by MoSys, publicly affirm its commitment to vote in favour of the Arrangement.

(f)	Until the Expiry Time, the Shareholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:
(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with MoSys in connection with the Arrangement;
(ii)	assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit MoSys in connection with the Arrangement;
(iii)	act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with MoSys in connection with the Arrangement;
(iv)

solicit, initiate, encourage or otherwise knowingly facilitate, (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Peraso Acquisition Proposal (other than a Peraso Acquisition Proposal made by MoSys or an affiliate of MoSys pursuant to the Arrangement Agreement);

(v)

participate in any discussions or negotiations with any Person (other than MoSys) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to a Peraso Acquisition Proposal;

(vi)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Peraso Acquisition Proposal (other than a Peraso Acquisition Proposal made by MoSys or an affiliate of MoSys pursuant to the Arrangement Agreement); or

(vii)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(g)

The Shareholder will not, and the Shareholder will ensure that no beneficial owner of Subject Shares will: (i) exercise any dissent rights in respect of the Arrangement; or (ii) take any other action of any kind that would reasonably be regarded as likely to adversely affect, reduce the success of, materially delay or interfere with the completion of the Arrangement or the transactions contemplated by the Arrangement Agreement.

(h)

The Shareholder will, and will cause each of its affiliates to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations, or other activities commenced prior to the date of this Agreement with any Person (other than MoSys) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, a Peraso Acquisition Proposal.

(i)

At the request of MoSys or the Company, the Shareholder will, and will cause its applicable affiliates to, use all commercially reasonable efforts in its capacity, and their capacities, as a Shareholder to assist the Company and MoSys to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement, including without limitation cooperating with MoSys and the Company to make all requisite regulatory filings, provided that the Shareholder shall not be obligated to incur any expense in providing such cooperation, including by participating in any claim, action, suit, proceeding or investigation whether civil, criminal, administrative, or investigative (each, a “Proceeding”), unless MoSys reimburses the Shareholder for such expenses.

(j)	The Shareholder hereby consents to:
(i)

details of this Agreement being set out in any press release, information circular, including the Peraso Circular, and court documents produced by the Company, MoSys or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including, if required, by the filing thereof by MoSys on the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).
(k)

Except as required by Law or applicable stock exchange requirements, the Shareholder will not, and will ensure that its affiliates do not, make any public announcement or statements with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of MoSys.

3.2	Alternative Transaction

In the event that, in lieu of or in conjunction with the Arrangement, MoSys and the Company have agreed in writing to complete the acquisition of the Peraso Common Shares other than as contemplated by the Arrangement Agreement on a basis that: (a) provides for economic terms which, in relation to the Shareholder and its affiliates which beneficially own Subject Shares, on an after-tax basis, are at least equivalent to or better than those contemplated by the Arrangement Agreement; and (b) is otherwise on terms and conditions not materially more onerous on the Shareholder and its affiliates which beneficially own Subject Shares than the Arrangement (any such transaction, an “Alternative Transaction”), then the

Shareholder shall, during the term of this Agreement, upon request of MoSys, support the completion of such Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement, including by: (A) depositing or causing the deposit of its Subject Shares into an Alternative Transaction conducted by way of a take-over bid made by MoSys or an affiliate of MoSys and not withdrawing them; and/or (B) voting or causing to be voted all of the Subject Shares in favour of, and not dissenting or abstaining from, such Alternative Transaction proposed by MoSys and, in the event of any proposed Alternative Transaction, the references in this Agreement to the Arrangement shall be deemed to be changed to “Alternative Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

3.3	Superior Proposal.

Notwithstanding anything in Section 3.1 to the contrary, the Shareholder, when not otherwise in default in performance of its obligations under this Agreement, may refrain from voting the Subject Shares in favour of the Arrangement and vote the Subject Shares in favour of a Peraso Superior Proposal that is recommended by the Peraso Board in accordance with the terms of the Arrangement Agreement, and shall not be subject to the restrictions or obligations in Section 3.1 with respect to any actions taken or not taken in connection with such Peraso Superior Proposal.

Article 4
GENERAL

4.1	Termination

This Agreement will terminate and be of no further force or effect upon the earliest to occur of:

(a)	the mutual agreement in writing of the Parties;
(b)	written notice by the Shareholder to MoSys if:
(i)	subject to Section 4.3, any representation or warranty of MoSys under this Agreement is untrue or incorrect in any material respect;
(ii)

without the prior written consent of the Shareholder, there is any decrease or change in the form of Consideration set out in the Arrangement Agreement, other than pursuant to an Alternative Transaction; or

(iii)	subject to Section 4.3, MoSys has not complied in any material respect with any of its covenants contained herein;

provided that at the time of such termination, the Shareholder is not in material default in the performance of its obligations under this Agreement;

(c)	written notice by MoSys to the Shareholder if:
(i)	subject to Section 4.3, any representation or warranty of the Shareholder under this Agreement is untrue or incorrect in any material respect; or

(ii)	the Shareholder has not complied in any material respect with their covenants contained herein;

provided that at the time of such termination, MoSys is not in material default in the performance of its obligations under this Agreement;

(d)

the date, if any, that the Arrangement Agreement is terminated in accordance with its terms, including, without limitation, in connection with a Peraso Superior Proposal being accepted by the Peraso Board;

(e)	the acquisition of the Subject Shares by MoSys; and
(f)	the Outside Date.
4.2	Time of the Essence

Time is of the essence in this Agreement.

4.3	Notice and Cure Provisions
(a)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the termination of this Agreement of any event or state of facts which occurrence or failure would, or would be likely to give rise to a right of termination by the other Party pursuant to Sections 4.1(b) or 4.1(c). Notification provided under this Section 4.3 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto).

(b)

The Shareholder may not exercise its right to terminate this Agreement pursuant to Sections 4.1(b)(i) or 4.1(b)(iii) and MoSys may not exercise its right to terminate this Agreement pursuant to Section 4.1(c) unless the Party seeking to terminate the Agreement delivers a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered prior to the Peraso Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) two business days prior to the Peraso Meeting; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If any such notice is delivered after the date of the Peraso Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) five business days prior to the Outside Date; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered.

4.4	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in

Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

4.5	Confidentiality

Except as required by Law or as otherwise provided in this Agreement (unless the Law permits non-disclosure of information for confidentiality or other purposes and if such non-disclosure is not permitted, a receiving Party seeking to disclose such information shall notify the other Party and shall seek confidential treatment of such information), the Parties will, and will cause their affiliates to, receive and maintain all information received from any other party strictly in confidence and will not, and will cause their affiliates not to, disclose to any Person or make public or authorize the disclosure of any such information and will not, and will cause their affiliates not to, use such information for any purpose except for the purpose contemplated by this Agreement, unless: (a) the specific information is now or hereafter publicly disclosed other than as a result of breach of this provision; (b) the specific information was already in the possession of the receiving Party prior to the receipt by it of such information from any other Party; (iii) the specific information is disclosed to the receiving Party by a third Person having no obligation of confidentiality to the disclosing Party with regard to the information; or (iv) the specific information is independently generated by the receiving Party without the use and not as a consequence of the disclosure by the other Party. If this Agreement is terminated, each Party must immediately return all confidential information that was furnished to it to the disclosing Party of such information, without retaining any copy thereof.

4.6	Fiduciary Duty

MoSys agrees and acknowledges that the Shareholder is bound hereunder solely in his or her capacity as a shareholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of Company or any of its subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of the Company.

4.7	Equitable Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.8	Waiver; Amendment

Each Party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.9	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.10	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (each, a “Notice”) will be in writing and will be sufficiently given if delivered (whether in person or other personal method of delivery), or if sent by prepaid overnight courier:

(a)	if to MoSys:

MoSys, Inc.
2309 Bering Drive, San Jose, California 95131

Attention: Daniel Lewis
E-mail: dlewis@mosys.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron
E-mail: bjb@msk.com

and

Borden Ladner Gervais LLP

Waterfront Centre

200 Burrard Street, Suite 1200

Vancouver, BC V7X 1T2

Attention: Graeme Martindale
E-mail: GMartindale@blg.com

(b)	if to the Shareholder, at the address set forth in Schedule “A” hereto, with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal
E-mail: drajpal@stikeman.com

Any notice or other communication is deemed to be given and received: (i) if sent by personal delivery or same day courier, on the date of delivery if it is a business day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next business day; (ii) if sent by overnight courier, on the next business day; or (iii) if sent by facsimile, on the business day following the date of confirmation of transmission by the originating facsimile. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

4.11	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.12	Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, provided that MoSys may assign all or part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that if such assignment and/or assumption takes place, MoSys shall continue to be liable joint and severally with such affiliate for all of its obligations hereunder.

4.13	Expenses

Each Party will pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement, provided that each Party (the “breaching party”) shall pay the fees and disbursements of legal counsel to the other Party (the “non-breaching party”) to the extent related to any Proceedings brought by a non-breaching party to enforce this Agreement as a result of a breach of any provision of this Agreement by the breaching party.

4.14	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

4.15	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.16	Further Assurances

The Parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.17	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement.

MOSYS:	MOSYS, INC.
By:
Name:
Title:

SHAREHOLDER:	Accepted and agreed to with effect from the _____ day of ________________, 2021.

(Corporate signatory)

By:
Name:
Title:

OR

(Individual signatory)

Witness	Name:

SCHEDULE “A”

SUBJECT SHARES

Name of Securityholder	Number of Peraso Common Shares	Number of Peraso Options	Number of Peraso Warrants	Number of Peraso Convertible Debentures
		Vested: Unvested:	Vested: Unvested:

Address for Notice:

Name:
Address:

E-mail:

113298378